UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Kaspien Holdings Inc.
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Road, Suite #130,
Spokane Valley, Washington 99216

(Address of Principal Executive Offices, and Zip Code)

(855) 300-2710

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	KSPN	NASDAQ Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 4 to Loan and Security Agreement

On March 2, 2022, Kaspien Holdings Inc. (f/k/a Trans World Entertainment Corporation) (the “Company”) and KASPIEN INC (f/k/a Etailz Inc.) (“Kaspien” and together with the Company, the “Loan Parties”), a wholly-owned subsidiary of the Company, entered into that certain Amendment No. 4 to Loan and Security Agreement (“Amendment No. 4”) with Eclipse Business Capital LLC (f/k/a Encina Business Credit, LLC) (“Eclipse”), as administrative agent, and the lenders party thereto, pursuant to which the parties thereto amended the Loan and Security Agreement, dated as of February 20, 2020 and amended as of March 30, 2020, April 13, 2021 and as of September 16, 2021, between the Company, Kaspien, Eclipse and the lenders party thereto.

Pursuant to Amendment No. 4, among other things, the Loan and Security Agreement was amended to permit the incurrence of the Additional Subordinated Loan (as defined below) under the Subordinated Loan Agreement (as defined below).

The Loan Parties paid certain customary fees and expenses in connection with Amendment No. 4.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Amendment No. 2 to Subordinated Loan and Security Agreement

On March 2, 2022, the Loan Parties entered into that certain Amendment No. 2 to Subordinated Loan and Security Agreement (“Amendment No. 2”) with the lenders party thereto from time to time (the “Lenders”) and TWEC Loan Collateral Agent, LLC (“Collateral Agent”), as collateral agent for the Lenders, pursuant to which the parties thereto amended the Subordinated Loan and Security Agreement, dated as of March 30, 2020 and amended as of September 16, 2021 between the Company, Kaspien, the Collateral Agent and the Lenders (as amended by Amendment No. 2, the “Subordinated Loan Agreement”).

Pursuant to Amendment No. 2, among other things, Alimco Re Ltd. (the “Tranche B Lender”) made an additional $5,000,000.00 secured term loan (the “Additional Subordinated Loan”) with a scheduled maturity date of March 31, 2024, which is the same maturity date as the existing loans under the Subordinated Loan Agreement.

Interest on the Additional Subordinated Loan accrues, subject to certain terms and conditions under the Subordinated Loan Agreement, at the rate of fifteen percent (15.0%) per annum, compounded on the last day of each calendar quarter by becoming a part of the principal amount of the Additional Subordinated Loan.

The proceeds from the Additional Subordinated Loan will be used by Kaspien for working capital purposes and to pay certain transaction expenses.

The Additional Subordinated Loan is also secured by a second priority security interest in substantially all of the assets of the Loan Parties, including inventory, accounts receivable, cash and cash equivalents and certain other collateral of the borrowers and guarantors under the Subordinated Loan Agreement. The Company will provide a limited guarantee of Kaspien’s obligations under the Additional Subordinated Loan.

Among other things, the Subordinated Loan Agreement limits the Loan Parties’ ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets.

The Subordinated Loan Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other obligations, customary ERISA defaults, certain events of bankruptcy and insolvency, judgment defaults, the invalidity of liens on collateral, change in control, cessation of business or the liquidation of material assets of the borrowers and guarantors thereunder taken as a whole and the occurrence of an uninsured loss to a material portion of collateral.

The Loan Parties paid certain customary fees and expenses in connection with the Additional Subordinated Loan and Amendment No. 2.

The foregoing description of Amendment No. 2 and the Subordinated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Common Stock Purchase Warrants

On March 2, 2022, the Company entered into Common Stock Purchase Warrants (the “Warrants”) with the Tranche B Lender under the Subordinated Loan Agreement pursuant to which the Company issued to the Tranche B Lender, in the aggregate, warrants to purchase up to 320,000 shares of common stock of the Company (subject to adjustment in accordance with the terms of the Warrants, the “Warrant Shares”) at an exercise price of $0.01 per share.  The Warrants are exercisable during the period commencing on March 2, 2022 and ending on the earlier of (a) 5:00 p.m. Eastern Standard Time on the five (5)-year anniversary thereof, or if such day is not a business day on the next succeeding business day, or (b) the occurrence of certain consolidations, mergers or similar extraordinary events involving the Company.

The Warrants provide for certain adjustments that may be made to the number of Warrant Shares issuable upon exercise due to customary anti-dilution provisions based on future corporate events.  In addition, in connection with certain consolidations, mergers or similar extraordinary events involving the Company, immediately prior to any such event, each Warrant will be automatically converted into the right to receive the number of shares of common stock of the Company for which such Warrant is exercisable at such time.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrants, copies of which are attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On March 2, 2022, the Company and the Tranche B Lender entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Tranche B Lender has been granted customary demand and piggyback registration rights with respect to the Warrant Shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

On March 2, 2022, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with the Tranche B Lender under the Subordinated Loan Agreement, pursuant to which the Tranche B Lender received contingent value rights (“CVRs”) representing the contractual right to receive cash payments from the Company in an amount equal, in the aggregate, to 9.0% of the proceeds received by the Company in respect of certain distributions by the Company or Kaspien; recapitalizations or financings of the Company or Kaspien (with appropriate carve out for trade financing in the ordinary course); repayment of intercompany indebtedness owing to the Company by Kaspien; or sale or transfer of any stock of the Company or Kaspien.

The CVRs terminate upon the earlier to occur of (i) certain consolidations, mergers or similar extraordinary events involving Kaspien (and, if applicable, the making of a cash payment by the Company to the Lenders pursuant to the CVR Agreement in connection therewith) and (ii) March 2, 2032.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by certificates or any other instruments and will not be registered with the Securities and Exchange Commission.  The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company.  No interest will accrue on any amounts payable in respect of the CVRs.  The CVR will constitute a liability of the Company or Kaspien, as applicable, to the Tranche B Lender, payable prior to any dividends, liquidation preferences or other amounts owing to any stockholder of the Company or Kaspien, respectively.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 (under the headings “Amendment No. 4 to Loan and Security Agreement,” “Amendment No. 2 to Subordinated Loan and Security Agreement,” and “Contingent Value Rights Agreement”) of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 (under the heading “Common Stock Purchase Warrant”) of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03(a)(i).	Amendment to Certificate of Incorporation.

On March 8, 2022, the Company filed with the State of New York Department of State a Certificate of Amendment of its Certificate of Incorporation, amending such certificate to exclude the Warrants issued by the Company to the Tranche B Lender from certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended, after the Board approved such amendments and the shareholders of the Company approved by the written consent of a majority of the Company’s shareholders.

The Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03(a)(ii).	Amendment to By-Laws.

Effective March 8, 2022, the bylaws of the Company were amended to exclude the Warrants issued by the Company to the Tranche B Lender from certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended, after the Board approved such amendments.

The amendment to the Bylaws are filed as Exhibit 3.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Kaspien Holdings Inc., dated March 8, 2022
3.2	Amendment No. 3 to Bylaws of Kaspien Holdings Inc., dated March 8, 2022
4.1	Common Stock Purchase Warrant
10.1	Amendment No. 4 to Loan and Security Agreement
10.2	Amendment No. 2 to Subordinated Loan and Security Agreement
10.3	Registration Rights Agreement
10.4	Contingent Values Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KASPIEN HOLDINGS INC.

/s/ Kunal Chopra
Date: March 8, 2022

Name Kunal Chopra
Title Principal Executive Officer